UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011 (June 8, 2011)

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, 7th Floor New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2011, Vringo, Inc. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Silicon Valley Bank, SVB Financial Group and Gold Hill Venture Lending 03, L.P. (collectively, the “Lenders”), pursuant to which the Lenders agreed to forgive approximately $1.4 million of their outstanding loans to the Company, subject to certain terms and conditions.

Under the terms of the Agreement, the Lenders agreed to accept less than the full amount owed to them by the Company. In exchange, the Company agreed to pay the Lenders approximately $331,339 upon execution of the Agreement and to deposit approximately $1,050,873 into a reserve account (the “Reserve Account”) as cash collateral for its obligations to the Lenders. The amount in the Reserve Account, as well as certain expenses of the Lenders, shall be payable to the Lenders by August 15, 2011. In connection with the Agreement, the Company also entered into a Pledge and Security Agreement with the Lenders (the “Pledge Agreement”) pursuant to which the Company pledged the funds in the Reserve Account for the benefit of the Lenders to secure the Company’s obligations under the Agreement. In the event the Company fails to comply with the terms of the Agreement, including the payment of the funds in the Reserve Account and certain expenses of the Lenders by August 15, 2011, all of the Company’s obligations to the Lenders shall be immediately due and payable in full.

In addition to the foregoing, the Company agreed to issue 250,000 shares of common stock (the “Shares”) to the Lenders in exchange for the Lenders’ outstanding warrants to purchase 250,000 shares of the Company’s common stock at $2.75 per share, which warrants are cancelled. The Shares were issued pursuant to an exemption provided by Section 3(a)(9) under the Securities Act of 1933, as amended. The Company granted the Lenders standard “piggyback” registration rights with respect to the Shares.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and a copy of the Pledge Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the agreements contained in this Current Report on Form 8-K are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2. The Company’s press release, dated June 14, 2011, announcing the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement by and between the Company, Silicon Valley Bank, SVB Financial Group and Gold Hill Venture Lending 03, L.P.

10.2	Pledge and Security Agreement between the Company and Silicon Valley Bank.

99.1	Press Release, dated June 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 14, 2011	VRINGO, INC.

		By:	/s/ Ellen Cohl
			Name:	Ellen Cohl
			Title:	Chief Financial Officer